Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of ATAI Life Sciences B.V of our report dated March 9, 2021 relating to the financial statements of COMPASS Pathways plc, which appears in Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-255383) of ATAI Life Sciences B.V. We also consent to the reference to us under the heading “Experts” in Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-255383) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

June 17, 2021

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